For Immediate Release

October 31, 2006

HMS Holdings Corp. Announces Third Quarter and Nine Month Results

NEW YORK, October 31, 2006 — HMS Holdings Corp. (Nasdaq: HMSY) announced today results for the quarter ended September 30, 2006, reporting revenue of $21.1 million compared to $17.4 million during the same period in the prior year. For the nine months ended September 30, 2006 HMSY reported revenue of $54.3 million compared to $42.8 million during the prior year period.

HMSY reported net income of $0.6 million or $0.02 per diluted share for the quarter ended September 30, 2006 compared to net income of $3.6 million or $0.16 per diluted share during the third quarter of the prior year. Results of operations for the third quarter of 2006 include $2.8 million of amortization of intangible assets associated with the Benefits Solutions Practice Area (BSPA) acquisition, reflect a tax rate of 42.7%, versus a rate of 5.8% for the third quarter of 2005, and include share based compensation expense of $0.5 million.

HMSY reported net income of $3.3 million or $0.14 per diluted share for the nine months ended September 30, 2006, compared to net income of $5.3 million or $0.23 per diluted share during the same period in the prior year. Results of operations for the nine months ended September 30, 2006 include $2.8 million of transaction-related amortization expense, reflect a tax rate of 41.9% versus a rate of 4.6% for the prior year period, and include share based compensation expense of $1.0 million.

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share based compensation expense (adjusted EBITDA) were $4.6 million for the quarter ended September 30, 2006, an increase of 13.1% over the third quarter of 2005. For the nine months ended September 30, 2006, adjusted EBITDA was $10.0 million, an increase of 52.7% over the nine months ended September 30, 2005.

Reconciliation of net income to EBITDA and adjusted EBITDA:	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2006	2005	2006	2005
Net income	$ 582	$ 3,598	$ 3,346	$ 5,338
Interest (income)	(559)	(328)	(1,647)	(776)
Income taxes	433	220	2,230	259
Depreciation and amortization	3,729	621	5,028	1,724
Earnings before interest, taxes, depreciation and amortization (EBITDA)	4,185	4,111	8,957	6,545
Share based compensation expense	463	-	1,035	-
Adjusted EBITDA	$ 4,648	$ 4,111	$ 9,992	$ 6,545

Revenue from Health Management Systems, Inc. (HMS), the subsidiary that provides cost containment and coordination of benefits services to state Medicaid agencies, was $18.1 million for the third quarter of 2006 compared to $13.3 million for the third quarter of the prior year. This 36.1% growth includes $3.9 million of revenue from BSPA contracts and increased revenue from managed care clients. Revenue from Reimbursement Services Group Inc. (RSG), the subsidiary that provides Medicare cost reporting services, was $2.4 million for the third quarter of 2006 compared to $3.9 million for the third quarter of the prior year period. This 39% decrease reflects the cost report adjudication timetable of the Medicare intermediaries to which RSG’s clients submit cost reports for reimbursement. Year to date revenue for RSG is essentially flat with the prior year period.

On September 13, 2006, HMSY acquired from Public Consulting Group, Inc. (PCG) all of the assets used exclusively or primarily by BSPA, subject to certain liabilities, for $80 million in cash and 1,749,800 shares of Holdings common stock and a contingent cash payment of up to $15 million if certain revenue targets are met for the twelve months ending June 30, 2007. The purchase price of $105.2 million (including fees and expenses resulting from the acquisition of $1.0 million) was funded from existing cash resources of $40.8 million, borrowings under a credit agreement of $40 million and the issuance of common stock valued at $24.4 million (1,749,800 shares issued at the September 13, 2006 closing price of $13.95). The acquisition of BSPA was completed on September 13, 2006 but was effective as of August 31, 2006 and as a result, BSPA operations for the entire month of September 2006 are included in HMSY’s reported results. Borrowings under the credit agreement of $6.0 million were repaid prior to the end of the third quarter.

For the full year 2007, the Company anticipates that consolidated revenue will increase to approximately $130 million from $80 million in 2006 (reflecting four months of BSPA revenue) and that EBITDA will increase to the range of approximately $28 to $30 million from approximately $15 million in 2006. The Company has not provided estimates of future net income due to uncertainties beyond the control of management, including future interest rates, effective future tax rates, finalization of amortization of acquisition related intangibles, share compensation and the weighted average shares computation. As we have noted in the past, the project nature of the Company’s business can result in an uneven revenue stream and thus expectations for 2007 are based on an annual comparison to 2006 and are not necessarily applicable on a sequential or year-over-year quarterly basis.

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the company’s ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this press release.

HMSY will be hosting its third quarter results conference call with the investment community on Wednesday, November 1, 2006 at 10:00 A.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639, Conference ID # 9690181. A presentation will accompany the conference call on the web: www.datanow2.arkadin.com ; Web Login: 106191262; PIN Code: 803966. The conference call will be available for replay at (212) 857-5423 until November 24, 2006. This press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.

The HMS Holdings Corp. Form 10-Q for the period ended September 30, 2006 will be filed and available on our website www.hmsholdings.com on or about November 9, 2006, and will contain additional information about our results of operations for the fiscal year to date. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are also welcome to contact us through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

Contact:	Laura Jo Snyder-Cruz, Investor Relations
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com

# # #

HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2005. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, "believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

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Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(unaudited)

	Three months ended Sep 30,		Nine months ended Sep 30,
	2006	2005	2006	2005
Revenue	$ 21,091	$17,435	$ 54,319	$42,796

Cost of services:
Compensation	8,992	6,974	24,938	19,096
Data processing	1,783	1,273	4,781	3,375
Occupancy	1,644	1,215	4,280	3,347
Direct project costs	3,259	2,822	8,225	7,187
Other operating costs	2,130	1,472	5,432	4,620
Amortization of acquisition related intangibles	2,827	-	2,827	-

Total cost of services	20,635	13,756	50,483	37,625

Operating income	456	3,679	3,836	5,171

Interest expense	(329)	-	(329)	-
Net interest income	448	328	1,536	776
Income from continuing operations before income taxes	575	4,007	5,043	5,947
Income taxes	248	200	2,113	255

Income from continuing operations	327	3,807	2,930	5,692

Discontinued operations:
Income from operations	255	948	416	803
Loss on sale of discontinued operations	-	(1,157)	-	(1,157)
Income (loss) from discontinued operations	255	(209)	416	(354)

Net income	$ 582	$ 3,598	$ 3,346	$ 5,338

Basic income per share data:
Income per share from continuing operations	$ 0.02	$ 0.19	$ 0.14	$ 0.29
Income (loss) per share from discontinued operations	0.01	(0.01)	0.02	(0.02)

Net income per basic share	$ 0.03	$ 0.18	$ 0.16	$ 0.27

Weighted average common shares outstanding, basic	21,734	19,948	21,220	19,770

Diluted income per share data:
Income per share from continuing operations	$ 0.01	$ 0.17	$ 0.12	$ 0.25
Income (loss) per share from discontinued operations	0.01	(0.01)	0.02	(0.02)

Net income per diluted share	$ 0.02	$ 0.16	$ 0.14	$ 0.23

Weighted average common shares outstanding, diluted	23,862	22,933	23,287	22,827

Reconciliation of net income to non-GAAP financial measures: EBITDA and adjusted EBITDA:
Net income	582	3,598	3,346	5,338
Interest (income)	(559)	(328)	(1,647)	(776)
Income taxes	433	220	2,230	259
Depreciation and amortization	3,729	621	5,028	1,724
Earnings before interest, taxes, depreciation and amortization (EBITDA)*	4,185	4,111	8.957	6,545
Share based compensation expense	463	-	1,035	-
Adjusted EBITDA*	4,648	4,111	9,992	6,545

* EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. EBITDA and adjusted EBITDA are used by certain investors to analyze and compare companies.

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

(unaudited)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$ 6,600	$ 3,641
Short-term investments	-	37,500
Accounts receivable, net	28,805	19,030
Prepaid expenses and other current assets	5,609	5,699
Total current assets	41,014	65,870

Property and equipment, net	9,402	7,534
Goodwill, net	67,956	2,382
Deferred income taxes, net	4,526	6,398
Intangible assets, net	28,413	-
Other assets	1,044	5,417

Total assets	$ 152,355	$ 87,601

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$ 12,877	$ 13,335
Current portion of long-term debt	6,800	-
Total current liabilities	19,677	13,335

Long-term liabilities:
Long-term debt	27,200	-
Other liabilities	1,423	1,497
Total long-term liabilities	28,623	1,497

Total liabilities	48,300	14,832

Commitments and contingencies

Shareholders’ Equity:
Preferred stock - $.01 par value;	-	-
5,000,000 shares authorized; none issued
Common Stock - $.01 par value;
45,000,000 shares authorized;
24,846,967 shares issued and 23,184,121 shares
outstanding at September 30, 2006;
21,874,579 shares issued and 20,211,733 shares
outstanding at December 31, 2005;	248	219
Capital in excess of par value	109,592	81,681
Retained earnings	3,612	266
Treasury stock, at cost; 1,662,846 shares at September 30, 2006 and December 31, 2005	(9,397)	(9,397)

Total shareholders’ equity	104,055	72,769

Total liabilities and shareholders’ equity	$ 152,355	$ 87,601

Condensed Consolidated Statements of Cash Flows

(in Thousands)

(unaudited)

	Nine months ended September 30,
	2006	Revised 2005

Operating activities:
Net income	$ 3,346	$ 5,338
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations	(416)	354
Loss on disposal of fixed assets	7	32
Depreciation and amortization	5,027	1,724
Stock compensation expense	1,035	-
Changes in assets and liabilities, net of BSPA acquisition:
(Increase) decrease in accounts receivable	20	(4,765)
Increase in prepaid expenses and other current assets	(79)	(60)
Decrease in deferred tax asset	2,135	-
(Increase) decrease in other assets	(17)	12
Decrease in accounts payable, accrued expenses and other liabilities	(3,221)	(1,057)

Net cash provided by operating activities	7,837	1,578

Investing activities:
Purchases of short-term investments	(59,450)	(60,250)
Sales of short-term investments	96,950	50,700
Note receivable	5,360	-
Proceeds from sale of Accordis Inc. subsidiary	-	2,000
Purchases of property and equipment	(1,937)	(2,138)
Cash paid for acquisition of BSPA	(80,838)	-
Investment in software	(938)	(441)

Net cash used in investing activities	(40,853)	(10,129)

Financing activities:
Proceeds from exercise of stock options	2,495	2,200
Purchases of treasury stock	-	(109)
Proceeds from long-term debt	40,000	-
Repayment of long-term debt	(6,000)	-
Deferred financing costs	(936)	-

Net cash provided by financing activities	35,559	2,091

Net increase (decrease) in cash and cash equivalents	2,543	(6,460)

Cash provided by discontinued operations
Cash provided by operating activities	416	3,125
Net cash provided by discontinued operations	416	3,125

Cash and cash equivalents at beginning of period	3,641	9,196

Cash and cash equivalents at end of period	$ 6,600	$ 5,861

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$ 304	$ 234

Supplemental disclosure of noncash investing activities:
Note receivable from the sale of Accordis	$ -	$ 5,535
Common stock issued in connection with the BSPA acquisition	$ 24,410	$ -